UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2005

DIME COMMUNITY BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27782	11-3297463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Havemeyer Street, Brooklyn, New York 11211
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (718) 782-6200

None
(Former name or former address, if changed since last report)

Item 1.01 Entry into a Material Definitive Agreement

On March 17, 2005, the Board of Directors of Dime Community Bancshares, Inc. (the "Company") approved the grant of stock options under the Dime Community Bancshares, Inc. 2004 Stock Incentive Plan ("2004 Stock Incentive Plan") (filed as Exhibit 10.21 to the Company's Annual Report on Form 10-K for the year ended December 31, 2004) to the executive officers of the Company as set forth below, subject to the terms of the 2004 Stock Incentive Plan and the stock option agreement, the form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference, provided however, that for purposes of establishing the exercise price and exercise period of the options, the stock options are deemed to have been granted not prior to March 17, 2005 and not later than May 31, 2005

On March 17, 2005, the Board of Directors of the Company also approved the grant of restricted stock awards under the 2004 Stock Incentive Plan to the executive officers of the Company as set forth below, subject to the terms of the 2004 Stock Incentive Plan and the restricted stock award agreement, the form of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Name and Title of Executive Officer	Number of Options Authorized for Grant	Number of Restricted Stock Award Shares Granted
Vincent F. Palagiano, Chairman of the Board and Chief Executive Officer	142,580	14,193

Michael P. Devine, President and Chief Operating Officer	90,537	9,032

Kenneth J. Mahon, Executive Vice President and Chief Financial Officer	49,462	4,967

Timothy B. King, Senior Vice President and Chief Investment Officer	19,569	1,935

Michael Pucella, Senior Vice President - Finance	16,344	1,677
TOTALS	318,492	31,804

Executive officers subject to Section 16 of the Securities Exchange Act of 1934, as amended, who have been granted restricted stock awards will file any reports required by Section 16 after such grants become effective.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIME COMMUNITY BANCSHARES, INC.

/s/ KENNETH J. MAHON
By: ___________________________________________
Kenneth J. Mahon
Executive Vice President and Chief Financial Officer

Dated: March 22, 2005

Exhibit Index

Exhibit Number	Description

10.1	Form of stock option award agreement under the 2004 Stock Incentive Plan

10.2	Form of restricted stock award agreement under the 2004 Stock Incentive Plan